EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement:

(1)Registration Statement (Form S-3 No. 333-281986) of Rithm Property Trust Inc. and Subsidiaries and in the related Prospectus,
(2)Registration Statement (Form S-3 No. 333-280120) of Rithm Property Trust Inc. and Subsidiaries and in the related Prospectus,
(3)Registration Statement (Form S-3 No. 333-280122) of Rithm Property Trust Inc. and Subsidiaries and in the related Prospectus,
(4)Registration Statement (Form S-3 No. 333-279640) of Rithm Property Trust Inc. and Subsidiaries and in the related Prospectus,
(5)Registration Statement (Form S-3 No. 333-212652) of Rithm Property Trust Inc. and Subsidiaries and in the related Prospectus, and of our report dated February 17, 2026, with respect to the consolidated financial statements of Rithm Property Trust Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York
February 17, 2026